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                                                                  EXHIBIT (23)-6

                               CONSENT TO USE OF
                            FAIRNESS OPINION IN S-4
                             REGISTRATION STATEMENT

    We hereby consent to the use of our opinion letter dated September 4, 1998 to the Board of Directors of Nevada Power Company included as Annex B to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Nevada Power Company with and into Desert Merger Sub, a wholly-owned subsidiary of Sierra Pacific Resources and to the references to such opinion in such Prospectus/Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          /s/ PaineWebber Incorporated

                                          PAINEWEBBER INCORPORATED

September 4, 1998
New York, New York